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                                                              Exhibit 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Alamosa (Delaware), Inc. of our report dated April 27, 2001 relating to the financial statements of SWPCS Holding, L.L.C., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
August 28, 2001